EXHIBIT 5


Ubarter.com, Inc.
21400 International Blvd., Suite 207
Seattle WA 98198-6086

     Re:  Amendment No. 1 to Registration Statement on Form SB-2
          SEC File No. 333-71411

Ladies and Gentlemen:

     We have acted as counsel to Ubarter.com, Inc., a Nevada corporation (the "Company"), in connection with Amendment No. 1 to a Registration Statement on Form SB-2 (SEC File No. 333-71411) (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by the Company of up to 1,916,000 shares of common stock of the Company, par value $.001 per share (the "Common Stock"). The shares of Common Stock will be sold from time to time by the selling shareholders named in the Registration Statement.

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action
(corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are on the opinion that the shares of Common Stock to be sold by the selling shareholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and that the shares of Common Stock are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated: September 30, 1999.


                                Very truly yours,

                                /s/ Dorsey & Whitney